Exhibit 4.35

Amendment No. 2 to Amended and Restated Statement of Work #2

This Amendment No. 2 to the Amended and Restated Statement of Work #2 (“Amendment #1”) is entered into as of the last date signed (the “Amendment #2 Effective Date”) pursuant to and shall be governed by the terms and conditions set forth in that certain Amended and Restated Master Services Agreement by and between Theratechnologies Inc. (“Customer”) and RxC Acquisition Company d/b/a RxCrossroads by McKesson and subsequently assigned to McKesson Specialty Care Distribution LLC (“RxCrossroads”) with an effective date of November 1, 2017 (the “Agreement”). Notwithstanding the date of execution of this Amendment # 2, the Parties agree that this Amendment # 2 shall be deemed effective as of July 1, 2022. Customer and RxCrossroads may be referred to individually a “Party” or collectively as the “Parties”.

WHEREAS, Customer and RxCrossroads entered into an Amended and Restated Statement of Work #2 with an effective date of November 1, 2017, amended November 1, 2019 (collectively “SOW #2”) regarding distribution services to be provided by RxCrossroads;

WHEREAS, in order to comply with the EPA Subpart P – Hazardous Waste Pharmaceuticals / Research Conservation Recovery Act regulations, Customer desires to amend its return policies for the Products to be distributed by RxCrossroads under the SOW #2;

WHEREAS, All capitalized terms used herein shall have the same meanings as set forth in the Agreement unless otherwise specifically defined herein.

NOW, THEREFORE, for good and valuable consideration, Customer and RxCrossroads hereby agree to amend the SOW #2 as follows:

AMENDMENT.

1.0	Section 1.4 – Products. As of July 1, 2022, the definition is deleted in entirety and replaced with the following:

1.4 “Products” shall mean EGRIFTA SV, together with its injection kits, and Ibalizumab.”

2.0	Section 1.5 – Unit. As of July 1, 2022, the definition is deleted in entirety and replaced with the following

1.5 “Unit” shall mean either a box of EGRIFTA SV, an EGRIFTA SV injection kit box, or a box of Ibalizumab. Each Unit shall be packaged and labeled in accordance with the requirements of the approval for the marketing and sale of the Products received by Customer from the U.S. Food and Drug Administration. (“FDA”)”

3.0	Section 7.1.1 – Service Fees Charged to Customer. As of July 1, 2022, the Parties agree to remove Service fees applicable to EGRIFTA and replace as follows:

“Intentionally Omitted”

4.0

Section 7.1.2 - Pass Through Fees Charged to Customer. As of July 1, 2022, the Parties agree to add pass through fees applicable to the Products, directly after the third paragraph of Section 7.1.2, as follows:

“Customer shall be responsible for the processing fees by the RxCrossroads’ third- party vendor, Inmar RX Solutions, Inc. (“Inmar”), for returns of short dated or expired Products as set forth below:

•	“Return Processing Fees ;

The prices set forth above are subject to change by RxCrossroads no more than once per calendar year during the Term. Should Customer decide to use the Customer Returns Form to document the Inmar data being provided, use of Customer Returns Form is subject to the Form Processing Fee in the table above.

5.0	Exhibit B. As of July 1, 2022, Parties hereby agree to delete in entirety and replace with the Exhibit B, attached and incorporated herein.

6.0	Exhibit C. As of July 1, 2022, Parties hereby agree to delete in entirety and replace with the Exhibit C, attached and incorporated herein .

7.0	Notwithstanding anything to the contrary, for this SOW #2, as of July 1, 2022, the Parties agree to add the following new subjection 9.1:

“9.1

Subcontractor for Returns Processing The Parties expressly agree that in addition to delivery/postage services, IT services, translation services and temporary workers, RxCrossroads shall also be entitled to subcontract services for the Returns Policy in Exhibits B and C; provided however, that RxCrossroads shall remain fully responsible and liable for services, obligations, and functions performed by its subcontractors as if such services, obligations and functions were performed by RxCrossroads.”

8.0	No other Amendment

Except as amended by the terms of this Amendment #2, all of the terms and conditions of the SOW #2 remain in full force and effect.

Signatures on Next Page

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 of the SOW #2 to be duly executed by their authorized representatives as of the Effective

Mckesson Specialty Care Distribution LLC		THERATECHNOLOGIES INC.

BY:	/s/ James Canham	BY:	/s/ John Leasure

NAME:	James Canham	NAME:	John Leasure

TITLE:	VP 3PL	TITLE:	Global Commercial Officer

DATE:	February 17, 2023	DATE:	15-Feb-2023

Exhibit B

EGRIFTA SVTM RETURNS POLICY

Exhibit C

IBALIZUMAB RETURNS POLICY (Trogarzo™)